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                                  NDCIP, INC.



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                                     BYLAWS

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                                                     Adopted as of July 29, 2002



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                                     BYLAWS

                                       OF

                                   NDCIP, Inc.
                               (the "Corporation")


                                    ARTICLE 1
                                OFFICES AND AGENT

         1.1. Registered Office and Agent

         The Corporation shall maintain, in the state of Delaware, a registered agent, which agent may be (i) the Corporation itself, (ii) an individual who resides in the state of Delaware, (iii) a domestic corporation (other than the Corporation itself), a domestic limited partnership, a domestic limited liability company or a domestic business trust, or (iv) a foreign corporation, a foreign limited partnership or a foreign limited liability company authorized to transact business in Delaware, in each case, having a business office identical with the office of the registered agent which generally is open during normal business hours to accept service of process and otherwise perform the functions of a registered agent.

         1.2. Offices

         The Corporation may have offices in the Commonwealth of the Bahamas or at such other places as the Corporation's board of directors ("Board of Directors") may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.


                                    ARTICLE 2
                            MEETINGS OF STOCKHOLDERS

         2.1. Annual Meetings

         Unless directors are elected by written consent in lieu of an annual meeting as permitted by Section 211 (b) of the Delaware General Corporation Law, the Corporation shall hold annual meetings of stockholders on such date and at such time as shall be designated from time to time by the Board of Directors, at which stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

         2.2. Special Meetings

         Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors or the President.



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         2.3. Place of Meetings

         All meetings of the stockholders shall be held within the Commonwealth of the Bahamas, unless otherwise directed by the Board of Directors, at such place as may be fixed from time to time by the Board of Directors, the Chairman of the Board or the President.

         2.4. Notice of Meetings

         Notice of any meeting of stockholders, stating the place, date and hour of the meeting, and (if it is a special meeting) the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting (except to the extent that such notice is waived or is not required by the Delaware General Corporation Law or these Bylaws). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Section 222 (or any successor section) of the Delaware General Corporation Law.

         2.5. Quorum at Meetings

         Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the certificate of incorporation, the holders of a majority of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or classes is required, the holders of a majority of the outstanding shares of such class or classes, who are present in person or represented by proxy, shall constitute a quorum entitled to take action on that matter. Once a share is represented for any purpose at a meeting (other than solely to object (a) to holding the meeting or transacting business at the meeting, or (b) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

         2.6. Vote Required for Action

         When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of statute or the certificate of incorporation, a different vote is specified and required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by a class or classes is required and a quorum exists with respect to such class or classes, the affirmative vote of



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the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless the proposed action is one upon which, by express provision of statute or the certificate of incorporation, a different vote is specified and required, in which case such express provision shall govern and control the decision of such question.

         2.7. Voting for Directors

         Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Stockholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect directors in accordance with the provisions of Section 211 (b) of the Delaware General Corporation Law.

         2.8. Voting and Proxies

         Unless otherwise provided in the Delaware General Corporation Law or in the certificate of incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation's capital stock that has voting power and that is held by such stockholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

         2.9. Organization and Procedure

         The President of the Corporation shall preside over every stockholders' meeting unless the Board of Directors elect another person to preside. The presiding officer will appoint any persons he or she deems necessary to help with the meeting. The corporate secretary shall have responsibility for preparing minutes of stockholders' meetings and for authenticating records of the Corporation.

         2.10. Adjournments

         When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         2.11. Action by Stockholders without a Meeting

         Any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by


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persons who would be entitled to vote at a meeting and who hold shares having voting power not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all stockholders entitled to vote were present or represented by proxy and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the stockholders entitled to take action without a meeting, and delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law for inclusion in the minute book. No consent shall be effective to take the corporate action specified unless the number of consents required to take such action are delivered to the Corporation within sixty days of the delivery of the earliest-dated consent. All stockholders entitled to vote on the record date of such written consent who do not participate in taking the action shall be given written notice thereof in accordance with the Delaware General Corporation Law.


                                    ARTICLE 3
                                    DIRECTORS

         3.1. General Powers

         The business and affairs of the Corporation shall be, managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the certificate of incorporation or as otherwise may be provided in the Delaware General Corporation Law. The Board of Directors may elect a Chairman of the Board from among its members, and shall designate, when present, either the Chairman of the Board (if any) or the President to preside at its meetings. If neither the Chairman of the Board nor the President is present, the Board of Directors may designate another director to preside at such meeting. The Chairman of the Board and the President may be the same person. The Board of Directors may also elect one or more Vice Chairmen from among its members, with such duties as the Board of Directors shall from time to time prescribe.

         3.2. Number

         The number of directors constituting the Board of Directors shall be as authorized from time to time by resolution of the stockholders or of the Board of Directors. Directors need not be stockholders.

         3.3. Term and Resignation

         (a) Directors shall be elected at annual meetings of the stockholders or pursuant to a written consent of stockholders in lieu of an annual meeting as permitted by Section 211 (b) of the Delaware General Corporation Law, except as provided in Section 3.5 hereof, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.




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           (b) A director may resign at any time by giving written notice to the
Board of Directors or the Corporation. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

         3.4. Removal

           Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         3.5. Vacancies

           Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of directors having a majority of the total votes of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. In the event that one or more directors resigns from the Board, effective at a future date, directors having a majority of the total votes of directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

         3.6. Compensation

           The Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         3.7. Committees

         The Board of Directors may, by resolution passed by the affirmative vote of directors having a majority of the total votes of the total number of directors constituting the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in these Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of


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the business and affairs of the Corporation, and may authorize the seal of the
Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaws of the Corporation.

                                    ARTICLE 4
                       MEETINGS OF THE BOARD OF DIRECTORS

         4.1. Regular Meetings

         Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors; provided that unless otherwise directed by the Board of Directors, such meetings shall be held within the Commonwealth of the Bahamas. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders.

         4.2. Special Meetings

         The Board of Directors shall hold a special meeting upon the call of the President or any two directors. Special meetings shall be held at the place set forth in the notice of the meeting or, if the special meeting is held in accordance with a waiver of notice of the meeting, at the place set forth in the waiver of notice; provided that unless otherwise directed by the Board of Directors, such meetings shall be held within the Commonwealth of the Bahamas.

         4.3. Notice of Meetings

         Regular meetings of the Board of Directors may be held without further notice at such time and at such place as shall from time to time be determined by the Board of Directors; provided that unless otherwise directed by the Board of Directors, such meetings shall be held within the Commonwealth of the Bahamas. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders. The Corporation shall, however, give at least one day's prior notice of the date, time, and place of a special meeting of the Board of Directors. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.


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         4.4. Quorum

         At all meetings of the Board of Directors, a quorum of the Board of Directors consists of the presence of directors having at least a majority of the total votes of the total number of directors constituting the entire Board of Directors.

         4.5. Vote Required for Action

         (a) The affirmative vote of directors having a majority of the total votes of directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these Bylaws.

         (b) A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

                  (i) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting;

                  (ii) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or

                  (iii) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

The right to dissent or abstain is not available to a director who votes in favor of the action taken.

         4.6. Participation by Conference Telephone

         Members of the Board of Directors may participate in a meeting of the Board of Directors by any communication by means of which all participating directors can hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         4.7. Adjournments

         Whether or not a quorum is present to conduct a meeting, any meeting of the Board of Directors (including an adjourned meeting) may be adjourned by a majority of the directors present, to reconvene at a specific time and place. It shall not be necessary to give to the directors present at the adjourned meeting notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned; provided, however, notice of such reconvened meeting, stating the date, time,



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and place of the reconvened meeting, shall be given to the directors not present at the adjourned meeting in accordance with the requirements of Section 4.4 hereof.

         4.8. Action by Directors without Meeting

         Any action required or permitted to be taken at any meeting of the Board of Directors (or a committee of the Board of Directors) may be taken without a meeting if the action is taken by all members of the Board of Directors (or the committee, as the case may be). The action must be evidenced by one or more consents in writing, or by electronic transmission (including email transmissions), describing the action taken, signed by each director (or each director serving on the committee, as the case may be), and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.


                                    ARTICLE 5
                    MANNER OF NOTICE TO AND WAIVER OF NOTICE
                          BY STOCKHOLDERS AND DIRECTORS

         5.1. Manner of Notice

           If mailed, notice is given when deposited in the Bahamian mail, postage prepaid, directed to the stockholder at such stockholder's address, or to the director at the director's address, as it appears on the records of the Corporation. An affidavit of the secretary or assistant secretary or of the transfer agent of the Corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         5.2. Waiver of Notice

         (a) Stockholders. Whenever the giving of any notice is required by statute, the certificate of incorporation of the Corporation (which shall include any amendments thereto) or these Bylaws, a waiver thereof, in writing and delivered to the Corporation, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (a) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.

         (b) Directors. A director may waive any notice required by statute, the certificate of incorporation or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minute book.



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Notwithstanding the foregoing, a director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.


                                    ARTICLE 6
                                    OFFICERS

         6.1. Number and Duties

         The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Board of Directors may elect or appoint, or provide for the appointment of, such other officers (including a Chairman of the Board, one or more Vice Chairmen, a Chief Financial Officer, one or more Vice Presidents in such gradation as the Board of Directors may determine, one or more Assistant Secretaries and one or more Assistant Treasurers) or agents as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Corporation. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person. Each of the Chairman of the Board (if any), the President, the Chief Financial Officer (if any), any Vice President, and/or any other officer of the Corporation may execute bonds, mortgages, notes, contracts and other documents on behalf of the Corporation, except as otherwise required by law and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         6.2. Appointment and Term

         All officers shall be appointed by the Board of Directors or by a duly appointed officer in accordance with this Article 6 and shall serve at the pleasure of the Board of Directors or the appointing officers, as the case may be. All officers, however appointed, may be removed with or without cause by the Board of Directors and any officer appointed by another officer may also be removed by the appointing officer with or without cause.

         6.3. Compensation

         The compensation of officers of the Corporation shall be fixed by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the compensation of such other officers.

         6.4. Chairman of the Board

         The Chairman of the Board, if any, shall (when present) preside at all meetings of the Board of Directors and stockholders and shall ensure that all orders and resolutions of



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the Board of Directors are carried into effect. The Chairman of the Board, if any, shall in general perform all duties incident to such office, including those duties customarily performed by persons holding such office, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors.

         6.5. President

         The President shall be the chief executive officer of the Corporation and as such shall have overall executive responsibility and authority for management of the business, affairs and operations of the Corporation (subject to the authority of the Board of Directors), and, in general, shall perform all duties incident to the office of a president and chief executive officer of a corporation, including those duties customarily performed by persons holding such offices, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors.

         6.6. Chief Financial Officer

         The Chief Financial Officer of the Corporation, if any, shall have general charge and supervision of the financial affairs of the Corporation, including budgetary, accounting and statistical methods, and shall approve for payment, or designate others serving under him or her to approve for payment, all vouchers and warrants for disbursements of funds, and, in general, shall perform such other duties as are incident to the office of a chief financial officer of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors or the President.

         6.7. Vice President

         In the absence of the President or in the event of the President's inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President or Vice Presidents, in general, shall perform such other duties as are incident to the office of a vice president of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her or them by the Board of Directors or the President. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents.

         6.8. Secretary

         The Secretary, or an Assistant Secretary, shall attend all meetings of the Board of Directors and all meetings of the stockholders, and shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees, when required. The



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Secretary shall have custody of the corporate seal of the Corporation, and the
Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the President, the Chief Financial Officer or any Vice President. The Secretary, or an Assistant Secretary, shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and, in general, shall perform all duties as are incident to the office of a secretary of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors, the President, the Chief Financial Officer or any Vice President.

         6.9. Assistant Secretary

         The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act or when requested by the Chairman of the Board, the President, the Chief Financial Officer or any Vice President, perform the duties and exercise the powers of the Secretary, and, in general, shall perform all duties as are incident to the office of an assistant secretary of a corporation, including those duties customarily performed by persons holding such office, and shall perform such other duties as, from time to time, may be assigned to him or her or them by the Board of Directors, the President, the Chief Financial Officer, any Vice President or the Secretary. An Assistant Secretary may or may not be an officer, as determined by the Board of Directors.

         6.10. Treasurer

         The Treasurer shall have responsibility for the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall also render to the President, upon request, and to the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all financial transactions and of the financial condition of the Corporation and, in general, shall perform such duties as are incident to the office of a treasurer of a corporation, including those customarily performed by persons occupying such office, and shall perform all other duties as, from time to time, may be assigned to him or her by the Board of Directors, the President, the Chief Financial Officer or any Vice President.

         6.11. Assistant Treasurer

         The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such


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determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and, in general, shall perform all duties as are incident to the office of an assistant treasurer of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her or them by the Board of Directors, the President, the Chief Financial Officer, any Vice President or the Treasurer. An Assistant Treasurer may or may not be an officer, as determined by the Board of Directors.

         6.12. Bonds

         The Board of Directors by resolution may require any or all of the officers, agents, or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions that from time to time may be required by the Board of Directors.



                                    ARTICLE 7
                                  CAPITAL STOCK

         7.1. Authorization and Issuance of Shares

         The directors may, at any time and from time to time, if all of the shares of capital stock which the Corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its certificate of incorporation.

         7.2. Stock Certificates

         The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the President or any Vice President, and by the Treasurer or the Secretary of the Corporation. Any or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.


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         7.3. Registered Owner

         The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be required by the Delaware General Corporation Law.

         7.4. Transfer of Shares

         The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors shall make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

         7.5. Lost, Stolen or Destroyed Certificates

         The Board of Directors, the President, or the Secretary may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board of Directors or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as the Board of Directors or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the Board of Directors or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate.

         7.6. Record Date with Regard to Stockholder Action

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.


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



           In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be at the close of business on the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 213(b) of the Delaware General Corporation Law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.



                                    ARTICLE 8
                                  DISTRIBUTIONS

         8.1. Authorization or Declaration

         The Board of Directors, or any such committee designated by the Board of Directors, may declare dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation and the laws of the state of Delaware.

         8.2. Record Date with Regard to Distributions

         In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                    ARTICLE 9
                                 INDEMNIFICATION

         9.1. Definitions

         As used in this Article, the term:

                  (a) "Corporation" includes any domestic or foreign predecessor entity of the corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                  (b) "Director" or "officer" means an individual who is or was a director or board-appointed officer, respectively, of the Corporation or who is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity. A director or officer is considered to be serving an employee benefit plan at the Corporation's request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. "Director" or "officer" includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

                    (c) "Disinterested director" means a director who at the time of a vote referred to in subsection 9.5(b) is not:

                        (i) a party to the proceeding; or

                        (ii) a person having a familial, financial, professional or employment relationship with the person whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

                  (d) "Expenses" includes all reasonable counsel fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a proceeding.

                  (e) "Independent legal counsel" shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither at the time of retention is, nor in the five years preceding the date of such retention has been, retained to represent (i) the Corporation or the proposed indemnitee in any matter material to either such party or (ii) any other party to the proceeding giving rise to a claim for indemnification under this Article. Notwithstanding the foregoing, the term "independent legal counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the corporation or the proposed indemnitee in an action to determine the proposed indemnitee's rights under this Article.

                  (f) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred with respect to a proceeding.

                  (g) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                  (h) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

         9.2. Basic Indemnification Arrangement

         (a) Except as provided in subsection 9.2(d), the Corporation shall indemnify an individual who is a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding if

                        (i) such individual acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation; and

                        (ii) with respect to any criminal proceeding, he or she had no reasonable cause to believe such conduct was unlawful.

         (b) A director's or officer's good faith conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 9.2(a)(i).

         (c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption or be determinative that the director or officer did not meet the standard of conduct described in subsection 9.2(a).

         (d) Unless ordered by a court pursuant to Section 9.4, the Corporation may not indemnify a director or officer under this Article:

                        (i) in connection with a proceeding by or in the right of the Corporation to procure a judgment in its favor, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct under subsection 9.2(a); or

                        (ii) in connection with any proceeding by or in the right of the Corporation to procure a judgment in its favor with respect to any claim, issue or matter as to which such person shall have been adjudged liable to the Corporation.

         9.3. Advances for Expenses

         (a) The Corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is a director or officer if he or she delivers to the Corporation a written undertaking to repay any funds advanced if it is ultimately determined that the director or officer is not entitled to indemnification under this Article, the Delaware General Corporation Law or otherwise.

         (b) The undertaking required by subsection 9.3(a) must be an unlimited general obligation of the director or officer but need not be secured and may be accepted without reference to the financial ability of the director or officer to make repayment.

         9.4. Court-Ordered Indemnification and Advances for Expenses

         (a) A director or officer who is a party to a proceeding because he or she is a director or officer may apply for indemnification or advance for expenses to the court conducting the proceeding or to the Delaware Court of Chancery. After receipt of an application and after giving any notice it considers necessary, the court may:

                    (i) order indemnification or advance for expenses if it determines that the director or officer is entitled to indemnification or to advance for expenses under this Article, the Delaware General Corporation Law or otherwise; or

                    (ii) order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or officer, or to advance expenses to the director or officer, regardless of whether the director or officer has met the relevant standard of conduct, complied with the requirements for advancement of expenses, or been adjudged liable in a proceeding referred to in subsection 9.2(d), but if the director or officer was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

         (b) If the court determines that the director or officer is entitled to indemnification or advance for expenses, it may also order the Corporation to pay the director's or officer's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

         9.5. Determination and Authorization of Indemnification

         (a) The Corporation acknowledges that indemnification of a director or officer under Section 9.2 has been pre-authorized by the Corporation. Nevertheless, the Corporation shall not indemnify a director or officer under
Section 9.2 unless a determination has been made for the specific proceeding that indemnification of the director or officer is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in subsection 9.2(a); provided, however, that regardless of the result or absence of any such determination, the Corporation shall indemnify a director or officer who was successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director or officer of the Corporation, or in defense of any claim, issue or matter therein, against reasonable expenses incurred by the director or officer in connection with the proceeding.

         (b) The determination referred to in subsection 9.5(a) shall be made:

                    (i) by a majority vote of the disinterested directors, even though less than a quorum; or

                    (ii) by a majority vote of a committee of disinterested directors, which committee shall be designated by a majority vote of the disinterested directors, even though less than a quorum of the Board of Directors; or

                    (iii) if there are no disinterested directors, or if the disinterested directors so direct; by independent legal counsel in a written opinion; or

                    (iv) by the stockholders.

        9.6. Non-Exclusivity

         The right to indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be exclusive of any other rights to which a director or officer may be entitled under the certificate of incorporation of the Corporation, any other Bylaw provision, any agreement, vote of the stockholders or disinterested directors or otherwise, both as to actions in such person's official capacity and as to action in any other capacity while holding such office.

         9.7. Indemnification of Employees and Agents

         The Corporation may indemnify and advance expenses under this Article to an employee or agent of the Corporation who is not a director or officer to the same extent and subject to the same conditions that a Delaware corporation could, without shareholder approval under the Delaware General Corporation Law, indemnify and advance expenses to a director or officer, or to any lesser extent (or greater extent if permitted by law) determined by the Board of Directors, in each case consistent with public policy.

         9.8. Insurance

         The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as such, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article or the Delaware General Corporation Law.

         9.9. Witness Fees

         Nothing in this Article shall limit the Corporation's power to pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness in a proceeding involving the Corporation at a time when he or she is not a party.

         9.10. Amendment; Severability

         No amendment, modification or rescission of this Article 9, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.



                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1. Inspection of Books and Records

         Any stockholder, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during usual business hours to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

         10.2. Fiscal Year

         The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the same from time to time as it deems appropriate.

         10.3. Corporate Seal

           The corporate seal shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         10.4. Conflict with Certificate of Incorporation

         In the event that any provision of these Bylaws conflicts with any provision of the certificate of incorporation, the provision in the certificate of incorporation will govern.

         10.5. Reserves

         The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

         10.6. Execution of Instruments

         All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         10.7. Pronouns

         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.


                                   ARTICLE 11
                                   AMENDMENTS

         The Board of Directors may amend or repeal the Bylaws or adopt new bylaws unless the certificate of incorporation or the Delaware General Corporation Law reserves this power exclusively to the stockholders or unless the stockholders in amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal such bylaw. The stockholders may amend or repeal the bylaws or adopt new bylaws even though the Bylaws may also be amended or repealed by the Board of Directors. In amending or repealing Bylaws or adopting new bylaws, the Board of Directors and the stockholders shall comply with any other applicable provisions of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the foregoing Bylaws were adopted by the Board of Directors on July 29, 2002.



                                        NDCIP, INC.


                                        By: /s/ Randolph L.M. Hutto
                                           ----------------------------------
                                           Name: Randolph L.M. Hutto
                                           Title: President







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